Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anthera Pharmaceuticals, Inc.

Hayward, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2016, relating to the consolidated financial statements of Anthera Pharmaceuticals, Inc. and the effectiveness of Anthera Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

San Francisco, California

October 4, 2016